SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), is made effective as of NOVEMBER 18, 2013 (the “Effective Date”), by and among 112359 FACTOR FUND, LLC (“Buyer”) and BITZIO, INC. (“Company”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in that certain Security Agreement entered into on even date herewith by and between Company and Buyer.

WITNESSETH

WHEREAS, the Company and the Buyer are executing and delivering this Agreement in reliance upon an exemption from securities registration pursuant to Rule 506 of Regulation D (“Regulation D”), as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Buyer, as provided herein, and the Buyer shall purchase the Securities, which shall be convertible into shares of the Company’s common stock, par value $0.001 (the “Common Stock” and, as converted, the “Conversion Shares”), in exchange for certain consideration payable on the terms set forth herein (the “Purchase Price” and the “Subscription Amount”).

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Buyer hereby agree as follows:

1. PURCHASE AND SALE OF SECURITIES

(a) The Securities. Prior to the Initial Closing Date, the Company shall have filed with the Secretary of State of the State of Nevada a Certificate of Designation of Series B Convertible Preferred Shares in the form annexed hereto as Exhibit A (the “Series B Preferred”). Subject to the terms and conditions set forth in this Agreement, the Buyer shall purchase from the Company and the Company shall sell and issue to Buyer a total of One Million (1,000,000) shares of the Series B Preferred (the “Securities”) ..

(b) The Purchase Price. Buyer shall purchase the Series B Preferred in exchange for Fifty Cents ($0.50) per share in the form of U.S. cash funds (the “Purchase Price”).

(c) The Initial Closing. The Initial Closing of the purchase and sale of the Securities shall take place at 10:00 a.m. Eastern Standard Time on the second (2nd) business day following the date hereof, subject to notification of satisfaction of the conditions to the Closing set forth herein and in Sections 6 and 7 below (or such later date as is mutually agreed to by the Company and the Buyer) (the “Initial Closing Date”). At the Initial Closing, the Company shall sell and the Buyer shall purchase Five Hundred Thousand (500,000) shares of Series B Preferred for a total of $250,000. Buyer shall be credited toward the Purchase Price at the Initial Closing with the Thirty Thousand Dollars previously loaned to the Buyer, and the Bridge Note issued by the Company to Buyer shall be deemed satisfied.

(d) Subsequent Closings. Five Subsequent Closings shall occur. At each Subsequent Closing, the Company shall sell and the Buyer shall purchase One Hundred Thousand (100,000) shares of Series B Preferred for a total of $50,000. The dates for the Subsequent Closings shall be February 18, 2014, March 18, 2014, April 18, 2014, May 19, 2014, and June 18, 2014.

2. BUYER’S REPRESENTATIONS AND WARRANTIES

Buyer represents and warrants that:

(a) Investment Purpose. Buyer is acquiring the Securities and, upon conversion of Securities, the Buyer will acquire the Conversion Shares then issuable, for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, such Buyer reserves the right to dispose of the Conversion Shares at any time in accordance with or pursuant to an effective registration statement covering such Conversion Shares or an available exemption under the Securities Act.

(b) Accredited Investor Status. Buyer is an “Accredited Investor” as that term is defined in Rule 501(a)(3) of Regulation D.

Exhibit 10-a	PAGE 1

(c) Information. Buyer and its advisors (and its counsel), if any, have been furnished with all materials that have been requested by Buyer relating to the business, finances and operations of the Company and information it deemed material to making an informed investment decision regarding its purchase of the Securities and the Conversion Shares. Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management. Neither such inquiries nor any other due diligence investigations conducted by Buyer or its advisors, if any, or its representatives shall modify, amend or affect Buyer’s right to rely on the Company’s representations and warranties contained in Section 3 below. Buyer understands that its investment in the Securities and the Conversion Shares involves a high degree of risk. Based upon economic bargaining power, Buyer is in a position regarding the Company that enabled and enables Buyer to obtain information from the Company in order to evaluate the merits and risks of this investment. Buyer has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities and the Conversion Shares.

(d) Authorization, Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Buyer and is a valid and binding agreement of Buyer enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(e) Due Formation of Corporate and Other Buyer. Buyer has been formed and validly exists and has not been organized for the specific purpose of purchasing the Securities and is not prohibited from doing so.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Buyer that, except as set forth in the SEC Documents (as defined herein):

(a) Organization and Qualification. The Company and its Subsidiaries are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its Subsidiaries taken as a whole.

(b) Authorization, Enforcement, Compliance with Other Instruments. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement and the other Transaction Documents and to issue the Securities and the Conversion Shares in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby, including, without limitation, the issuance of the Securities the Conversion Shares and the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion or exercise thereof, have been duly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) this Agreement has been duly executed and delivered by the Company, (iv) this Agreement constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

(c) Capitalization. The authorized capital stock of the Company consists of 250,000,000 shares of Common Stock, par value $0.001 per share, of which about 185,000,000 shares of Common Stock are issued and outstanding as of the date hereof, and 25,000,000 shares of preferred stock, of which 2,043,120 shares are issued and outstanding as of the date hereof. All of such outstanding shares have been validly issued and are fully paid and non assessable. Except as disclosed in the SEC Documents (as defined in Section 3(f)), no shares of Common Stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. Except as disclosed in the SEC Documents, (x) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating either to or rights convertible into any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, (y) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the Securities Act and (z) there are no outstanding registration statements or comment letters from the SEC or any other regulatory agency. There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement. The Company has furnished to the Buyer true and correct copies of the Company’s Articles of Incorporation, as amended and as in effect on the date hereof (the “Articles of Incorporation”), and the Company’s By-laws, as in effect on the date hereof (the “By-laws”), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto other than stock options issued to employees and consultants.

Exhibit 10-a	PAGE 2

(d) Issuance of Securities. Upon filing of the Certificate of Designation for the Series B Preferred, the Securities will be duly authorized and, upon issuance in accordance with the terms hereof, shall be duly issued, fully paid and non assessable, free from all taxes, liens and charges with respect to the issue thereof. The Conversion Shares issuable upon conversion of the Securities have been duly authorized and reserved for issuance, subject to the Company’s shareholders’ approval of the authorization of additional shares of Common Stock. Upon conversion or exercise in accordance with the Securities the Conversion Shares will be duly issued, fully paid and nonassessable.

(e) No Conflicts. Except as disclosed in the SEC Documents, the execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the Articles of Incorporation, any certificate of designations of any outstanding series of preferred stock of the Company or the By-laws or (ii) conflict with or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected. Except as disclosed in the SEC Documents, neither the Company nor its subsidiaries is in violation of any term of or in default under its Articles of Incorporation or By-laws or their organizational charter or by-laws, respectively, or any material contract, agreement, mortgage, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its subsidiaries. The business of the Company and its subsidiaries is not being conducted, and shall not be conducted in violation of any material law, ordinance, or regulation of any governmental entity. Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement in accordance with the terms hereof or thereof. Except as disclosed in the SEC Documents, all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company and its subsidiaries are unaware of any facts or circumstance, which might give rise to any of the foregoing.

(f) SEC Documents: Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC under of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (all of the foregoing filed prior to the date hereof or filed or amended after the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the “SEC Documents”). The Company has delivered to the Buyer or its representatives, or made available through the SEC’s website at http://www.sec.gov, true and complete copies of the SEC Documents. As of their respective dates, the financial statements of the Company disclosed in the SEC Documents (the “Financial Statements”) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such Financial Statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and, fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Buyer which is not included in the SEC Documents, including, without limitation, information referred to in this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Exhibit 10-a	PAGE 3

(g) 10(b)-5. The SEC Documents do not include any untrue statements of material fact, nor do they omit to state any material fact required to be stated therein necessary to make the statements made, in light of the circumstances under which they were made, not misleading.

(h) Absence of Litigation. Except as disclosed in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company, the Common Stock or any of the Company’s subsidiaries, wherein an unfavorable decision, ruling or finding would (i) have a material adverse effect on the transactions contemplated hereby (ii) adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of the documents contemplated herein, or (iii) except as expressly disclosed in the SEC Documents, have a material adverse effect on the business, operations, properties, financial condition or results of operations of the Company and its subsidiaries taken as a whole.

(i) Acknowledgment Regarding Buyer’s Purchase of the Securities. The Company acknowledges and agrees that the Buyer is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that the Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by the Buyer or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Buyer’s purchase of the Securities or the Conversion Shares. The Company further represents to the Buyer that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.

(j) No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities or the Conversion Shares.

(k) No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Securities or the Conversion Shares under the Securities Act or cause this offering of the Securities or the Conversion Shares to be integrated with prior offerings by the Company for purposes of the Securities Act.

(l) Internal Accounting Controls. Except as set forth in the SEC Documents, the Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, and (iii) the recorded amounts for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(m) No Material Adverse Breaches, etc. Except as set forth in the SEC Documents, neither the Company nor any of its subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company’s officers has or is expected in the future to have a material adverse effect on the business, properties, operations, financial condition, results of operations or prospects of the Company or its subsidiaries. Except as set forth in the SEC Documents, neither the Company nor any of its subsidiaries is in breach of any contract or agreement which breach, in the judgment of the Company’s officers, has or is expected to have a material adverse effect on the business, properties, operations, financial condition, results of operations or prospects of the Company or its subsidiaries.

(n) Tax Status. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(o) Certain Transactions. Except as set forth in the SEC Documents, and except for arm’s length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, consultants, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

Exhibit 10-a	PAGE 4

(p) Fees and Rights of First Refusal. The Company is not obligated to offer the securities offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former shareholders of the Company, underwriters, brokers, agents or other third parties.

4. COVENANTS

(a) Best Efforts. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

(b) Form D. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities, or obtain an exemption for the Securities, for sale to the Buyer at the Closings pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of any such action so taken to the Buyer on or prior to the Initial Closing Date.

(c) Reporting Status. Until the earlier of (i) the date as of which the Buyer may sell all of the Conversion Shares without restriction pursuant to Rule 144 promulgated under the Securities Act (or successor thereto), or (ii) the date on which (A) the Buyer shall have sold all the Conversion Shares and (B) none of the Securities are outstanding (the “Registration Period”), the Company shall file in a timely manner all reports required to be filed with the SEC pursuant to the Exchange Act and the regulations of the SEC thereunder, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination.

(d) Reservation of Shares. The Company shall take all action reasonably necessary to at all times have authorized, and reserved for the purpose of issuance, such number of shares of Common Stock as shall be necessary to effect the issuance of all of the Conversion Shares due to Buyer upon conversion of any derivative security now or hereinafter held by Buyer, including, without limitation, the Series B Preferred. A default event under this Agreement and the Series B Preferred shall occur if the Company does not have available such number of shares of Common Stock as shall be necessary to effect the issuance of all of the Conversion Shares due to Buyer upon conversion of the Series B Preferred for a period of greater than 45 consecutive days commencing 90 days after the Closing Date.

(e) Listings or Quotation. The Company shall maintain the Common Stock’s authorization for quotation on the OTCQB.

(f) Fees and Expenses. Except as otherwise provided in the letter agreement between the Company and Buyer dated October 28, 2013, each of the Company and the Buyer shall pay all costs and expenses incurred by such party in connection with the negotiation, investigation, preparation, execution and delivery of the Transaction Documents.

(g) Corporate Existence. So long as any of the Securities remain outstanding, the Company shall not directly or indirectly consummate any merger, reorganization, restructuring, reverse stock split consolidation, recertification of shares, cusip change, name change, trading symbol change, or sale of all or substantially all of the Company’s assets or any similar transaction or related transactions (each such transaction, an “Organizational Change”) unless, prior to the consummation an Organizational Change, the Company obtains the written consent of Buyer. In any such case, the Company will make appropriate provision with respect to such holders’ rights and interests to insure that the provisions of this Section 4(g) will thereafter be applicable to the Securities.

(h) Transactions With Affiliates. So long as any Securities are outstanding, the Company shall not, and shall cause each of its subsidiaries not to, enter into, amend, modify or supplement, or permit any subsidiary to enter into, amend, modify or supplement any agreement, transaction, commitment, or arrangement with any of its or any subsidiary’s officers, directors, person who were officers or directors at any time during the previous two (2) years, stockholders who beneficially own five percent (5%) or more of the Common Stock, or Affiliates (as defined below) or with any individual related by blood, marriage, or adoption to any such individual or with any entity in which any such entity or individual owns a five percent (5%) or more beneficial interest (each a “Related Party”), except for (a) customary employment and consulting arrangements and benefit programs on reasonable terms, (b) any agreement, transaction, commitment, or arrangement on an arms-length basis on terms no less favorable than terms which would have been obtainable from a person other than such Related Party, (c) any agreement transaction, commitment, or arrangement which is approved by a majority of the disinterested directors of the Company (for purposes hereof, any director who is also an officer of the Company or any subsidiary of the Company shall not be a disinterested director with respect to any such agreement, transaction, commitment, or arrangement). “Affiliate” for purposes hereof means, with respect to any person or entity, another person or entity that, directly or indirectly, (i) has a ten percent (10%) or more equity interest in that person or entity, (ii) has ten percent (10%) or more common ownership with that person or entity, (iii) controls that person or entity, or (iv) shares common control with that person or entity. “Control” or “controls” for purposes hereof means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity.

Exhibit 10-a	PAGE 5

(i) Transfer Agent. The Company covenants and agrees that, in the event that the Company’s agency relationship with the transfer agent should be terminated for any reason prior to a date which is two (2) years after the Closing Date, the Company shall immediately appoint a new transfer agent and shall require that the new transfer agent execute and agree to be bound by the terms of the Transfer Agent Instructions (as defined herein).

(j) Current Filings. The Company shall file all reports required under Section 13 of the Securities Exchange Act of 1934 within the time parameters mandated by the Rules of the Securities and Exchange Commission.

(k) Further Assurances; Cooperation. The Company shall use its best efforts to cooperate with the Company and to diligently perform under the Transaction Documents. At and after the Closing, the Company shall execute and deliver such further instruments of conveyance and transfer as Buyer may reasonably request to convey and transfer effectively to Buyer the Securities and any and all amounts and shares of Common Stock due and payable thereunder.

(l) Use of Proceeds. The Company shall apply the proceeds of sale of the Securities to the uses set forth on Appendix 4(l) hereto.

5. TRANSFER AGENT INSTRUCTIONS

(a) The Company shall issue the Transfer Agent Instructions to its transfer agent in the form attached hereto as Exhibit C for the purpose of having certificates issued, registered in the name of the Buyer or its respective nominee(s), for the Conversion Shares representing such amounts of Securities as specified from time to time by the Buyer to the Company upon conversion of the Securities.

(b) The Company shall not change its transfer agent without the express written consent of the Buyer, which may be withheld by the Buyer in its sole discretion.

(c) The Company warrants that no instruction contrary to the Transfer Agent Instructions referred to in this Section 5 will be given by the Company to its transfer agent and that the Conversion Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement.

(d) Nothing in this Section 5 shall affect in any way the Buyer’s obligations and agreement to comply with all applicable securities laws upon resale of Conversion Shares. If the Buyer provides the Company with an opinion of counsel, in form, scope and substance customary for opinions of counsel in comparable transactions to the effect that registration of a resale by the Buyer of any of the Conversion Shares is not required under the Securities Act, the Company shall within two (2) business days instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by the Buyer; provided, however, that if the Company’s common stock is eligible for DWAC delivery, the Conversion Shares will be delivered by DWAC.

(e) The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that the Buyer shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

Exhibit 10-a	PAGE 6

6. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL

The obligation of the Company hereunder to issue and sell the Securities to the Buyer at the Closings is subject to the satisfaction, at or before the Initial Closing Date and each Subsequent Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion: (a) Buyer shall have executed this Agreement and delivered it to the Company; and (b), Buyer shall have delivered to the Company the portion of the Purchase Price payable at the relevant Closing.

7. CONDITIONS TO THE BUYER’S OBLIGATION TO PURCHASE

The obligation of the Buyer hereunder to purchase the Securities and to pay the Purchase Price pursuant to Section 1(b) hereof is subject to the satisfaction, at or before the Initial Closing Date and each Subsequent Closing Date, of each of the following conditions:

(a) The Company shall have executed that certain consulting agreement (“Consulting Agreement”) with Core Strategic Services, LLC (“CSS”) and delivered it to the Buyer.

(b) The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the relevant Closing Date as though made at that time (except for representations and warranties that speak as of a specific date). The Company shall have performed, satisfied and complied in all material respects with the covenants, agreement and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the relevant Closing Date. If requested by the Buyer, the Buyer shall have received a certificate, executed by the President of the Company to the foregoing effect and as to such other matters as may be reasonably requested by the Buyer.

(c) The Company shall have executed and delivered to the Buyer the Securities.

(d) If requested, the Company shall have provided to the Buyer a certificate of good standing.

(e) The Transfer Agent Instructions, in form and substance satisfactory to the Buyer, shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

(f) The Company shall not be in material breach of any contract between the Company and Buyer other than this Agreement.

(g) The Company shall have completed the license agreement with E-Motion Apparel, Inc. to the satisfaction of the Buyer.

8. INDEMNIFICATION

(a) In consideration of the Buyer’s execution and delivery of this Agreement and acquiring the Securities and the Conversion Shares hereunder, and in addition to all of the Company’s other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Buyer and each other holder of the Securities and the Conversion Shares, and all of their officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Buyer Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Buyer Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by the Buyer Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement, the other Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement, the other Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the Indemnities, any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities or the status of the Buyer or holder of the Securities the Conversion Shares, as a Buyer of Securities in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

Exhibit 10-a	PAGE 7

9. GOVERNING LAW: MISCELLANEOUS

(a) Restrictions on Conversion. Buyer agrees that, notwithstanding the rights of conversions set forth in the Certificate of Designation of the Series B Preferred, Buyer shall not be entitled to convert the Shares at any time when Buyer is the holder of any other instrument convertible into Common Stock of the Company. This covenant will bind Buyer only, and shall not restrict any person to whom Buyer transfers any of the Shares. Buyer may revoke this agreement at any time by giving written notice of revocation to the Company no less than 65 days prior to the effective date of the revocation.

(b) Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New Jersey, without regard to the principles of conflict of laws. The Company and the Buyer expressly consent to the jurisdiction and venue of the Superior Court of New Jersey, Bergen County, for any litigation between the parties.

(c) Specific Performance. The parties hereto recognize that any breach of the terms this Agreement may give rise to irreparable harm for which money damages would not be an adequate remedy, and accordingly agree that any non-breaching party shall be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy as a remedy of money damages. If specific performance is elected as a remedy hereunder, such remedy shall be in addition to any other remedies available at law or equity.

(d) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause four (4) additional original executed signature pages to be physically delivered to the other party within five (5) days of the execution and delivery hereof.

(e) Headings; Severability. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(f) Entire Agreement, Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyer, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

(g) Notices. Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon confirmation of receipt, when sent by facsimile; (iii) three (3) days after being sent by U.S. certified mail, return receipt requested, or (iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. Each party shall provide five (5) days’ prior written notice to the other party of any change in address or facsimile number.

(h) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Neither the Company nor any Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto.

(i) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(j) Publicity. The Company shall issue no press release or public disclosure involving the Transaction Documents and/or the Financing, other than in filings required by the Exchange Act, in the absence of the Buyer’s prior written consent.

Exhibit 10-a	PAGE 8

(k) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(l) Termination. In the event that the Closing shall not have occurred with respect to the Buyer on or before five (5) business days from the date hereof due to the Company’s or the Buyer’s failure to satisfy the conditions set forth in Sections 6 and 7 above (and the non-breaching party’s failure to waive such unsatisfied condition(s)), the non-breaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, that if this Agreement is terminated by the Company pursuant to this Section 9, the Company shall remain obligated to reimburse the Buyer for $25,000 in fees and expenses.

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Exhibit 10-a	PAGE 9

IN WITNESS WHEREOF the parties have duly executed, or caused their duly authorized representative, to execute this Securities Purchase Agreement.

112359 FACTOR FUND, LLC

		By:	/s/ Mary Carroll
		Name:	Mary Carroll
		Title:	Manager

BITZIO, INC.

By:	/s/ Hubert Blanchette
Name:	Hubert Blanchette
Title:	Chief Executive Officer

Exhibit 10-a	PAGE 10